Press Release	Source: Patient Safety Technologies, Inc.

Bill Adams Named CEO of PST's Wholly Owned Subsidiary SurgiCount Medical
Monday April 24, 8:55 am ET

LOS ANGELES--(BUSINESS WIRE)--April 24, 2006--Patient Safety Technologies, Inc. (PST) (AMEX:PST - News) announced today that Bill Adams, Chairman of the company's wholly owned SurgiCount Medical subsidiary, has been named to the additional post of CEO.

"Under the capable direction of Bill Adams, SurgiCount recently received FDA 510(k) clearance to market and sell its patented Safety-Sponge(TM) System that reduces or eliminates retained sponges and sponge counting errors, saves time and money and improves patient safety in the surgical environment, a problem that currently generates as much as $750 Million to $1 billion a year in liability settlements and other costs. Now Bill and his team are moving ahead aggressively to establish the Safety-Sponge System as the standard of care in the healthcare industry. It gives me great pleasure to announce that Bill will assume the additional post of CEO of SurgiCount, which we believe will enhance his ability to successfully implement our growth plan for this business," said Lynne Silverstein, President of PST.

Adams has over 25 years of experience working with healthcare providers and distributors in marketing and selling new products, including prepackaged surgical kits. In addition to being appointed Chairman of SurgiCount last year, Adams has been actively involved in the design and development of the Safety-Sponge System for several years.

"I am very excited about the opportunities that exist for SurgiCount Medical. In the healthcare community, patient safety initiatives are rightfully eclipsing nearly all other issues on the medical institutions 'radar screen.' To date, no solution has offered the ease in use, convenience and cost effectiveness that SurgiCount demonstrates. We feel the medical community at large is poised to take the leadership initiative in this critical area, and will embrace SurgiCount as a pro-active, multi-level solution to retained sponges," said Bill Adams, newly appointed CEO of PST.

About SurgiCount

SurgiCount Medical's Safety-Sponge(TM) System works much like a grocery store check-out system. Every surgical sponge and towel is pre-labeled by the manufacturer with an individual and unique bar coded label, and a scanning counter is used to read and record the labels. For more information, visit www.surgicountmedical.com.

About PST

PST is a holding company that owns assets in various businesses. For more information on PST, please contact the company at 310-895-7750, or by email at info@patientsafetytechnologies.com or www.patientsafetytechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Patient Safety Technologies plans, expects, should, believes, anticipates or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Patient Safety Technologies does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Patient Safety Technologies, Inc.
Nicolas Soichet, 310-895-7750
Fax: 310-895-7751
patientsafetytechnologies.com
or
Investors:
Berkman Associates, 310-826-5051
info@BerkmanAssociates.com
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Source: Patient Safety Technologies, Inc.